Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 3, 2023 relating to the consolidated financial statements of YSMD, LLC and the financial statements of each of YSMD, LLC’s listed series, which comprise the consolidated balance sheet as of December 31, 2022 and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the period from February 2, 2022 (inception) to December 31, 2022, the related notes to the consolidated financial statements, each listed Series’ balance sheet as of December 31, 2022, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period from February 2, 2022 (inception) to December 31, 2022 for each listed Series, and the related notes to each listed Series’ financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated March 31, 2023 relating to financial statements of 1742 Spruce Street, LLC, which comprise the balance sheets as of December 31, 2022 and 2021, the related statement of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 7, 2023 relating to financial statements of 2340 Hilgard Avenue LLC, which comprise the balance sheets as of December 31, 2022 and 2021, the related statement of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 11, 2023 relating to financial statements of 19-21 Buttonwood (DE) LLC, which comprise the balance sheet as of December 31, 2022, the related statement of operations, changes in member’s equity, and cash flows for the period from June 13, 2022 (inception) to December 31, 2022, and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

May 2, 2023